Exhibit 16.1
PricewaterhouseCoopers
33/F Cheung Kong Center
2 Queen’s Road Central
Hong Kong
November 29, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Vsource, Inc. Commission File No. 000-30326
Commissioners:
We have read the statements made by Vsource, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Vsource, Inc. dated November 29, 2005. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,

Pricewaterhouse Coopers